Exhibit 24.1
SPECTRA ENERGY PARTNERS, LP
Power of Attorney
FORM S-3
Registration Statement
Under
The Securities Act of 1933
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Partners, LP, a Delaware limited partnership, and certain directors and officers of Spectra Energy Partners GP, LLC, as general partner of Spectra Energy Partners (DE) GP, LP, as general partner of Spectra Energy Partners, LP, do hereby constitute and appoint Gregory J. Rizzo, Laura Buss Sayavedra, and Christine M. Pallenik, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-3, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
Executed as of the 11th day of August, 2011.

SPECTRA ENERGY PARTNERS, LP
By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

By:	/s/ Gregory J. Rizzo
	Name:	Gregory J. Rizzo
	Title:	President and Chief Executive Officer

ATTEST:
/s/ Patricia M. Rice
Name:	Patricia M. Rice
Title:	Secretary

Signature	Title	Date

/s/ Gregory J. Rizzo Gregory J. Rizzo	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2011

/s/ Laura Buss Sayavedra Laura Buss Sayavedra	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2011

/s/ Steven D. Arnold Steven D. Arnold	Director	August 11, 2011

/s/ Stewart A. Bliss Stewart A. Bliss	Director	August 11, 2011

/s/ Nora M. Brownell Nora M. Brownell	Director	August 11, 2011

/s/ R. Mark Fiedorek R. Mark Fiedorek	Director	August 11, 2011

/s/ Fred J. Fowler Fred J. Fowler	Director	August 11, 2011

/s/ Patrick J. Hester Patrick J. Hester	Director	August 11, 2011

/s/ Theopolis Holeman Theopolis Holeman	Director	August 11, 2011

/s/ J. D. Woodward, III J. D. Woodward, III	Director	August 11, 2011